UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event):    March 18, 2003

MOTIENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

0-23044

93-0976127

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

300 Knightsbridge Parkway Lincolnshire, Illinois 60069 (847)478-4200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ITEM 5. Other Events.

On March 18, 2003, Mr. Brandon Stranzl resigned from the Board of Directors, effective immediately.

On June 20, 2003, Mr. Jared Abbruzzese, Chairman, resigned from the Board of Directors, effective immediately. Also on  June 20, 2003, Mr. Peter Aquino was elected to the Board of Directors and Mr. Steven Singer was elected Chairman of the Board of Directors, both effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTIENT CORPORATION

	By:	/s/ Walter V. Purnell, Jr.
Walter V. Purnell, Jr.
President and Chief Executive Officer

Date: July 24, 2003